UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2012

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 2, 2012, Trunkbow International Holding Limited (the “Company”) issued a press release announcing the receipt of a “going private” proposal from Hou Wanchun, Chairman of the board of directors of the Company, and Li Qiang, Chief Executive Officer and a director of the Company (together, the “Consortium Members”). According to the proposal letter, the Consortium Members intend to acquire all of the outstanding shares of the Company’s common stock (the “Shares”) not beneficially owned by the Consortium Members at a price of US$1.46 per Share in cash (the “Acquisition”). The full text of the press release is set forth in Exhibit 99.1 attached hereto.

The Company’s board of directors has formed a special committee (the “Special Committee”) consisting of Mr. Tan Kokhui, Dr. Lv Tingjie, and Mr. Huang Zhaoxing to consider certain potential transactions involving the Company (including this proposal) and the Special Committee intends to retain financial, legal and other advisors to assist it in its review of such matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated November 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2 2012	TRUNKBOW INTERNATIONAL HOLDINGS LTD.

	By:	/s/Yuanjun Ye
Name: Yuanjun Ye
Title: Chief Financial Officer